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                                  EXHIBIT 23.1
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ERNST & YOUNG
Two Commerce Square
Suite 4000
2001 Market Street
Philadelphia, PA 19103-7096





                        CONSENT OF INDEPENDENT AUDITORS



      We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Charming Shoppes, Inc. 1993 Employees' Stock Incentive Plan of our report dated March 8, 1994 with respect to the consolidated financial statements and schedules of Charming Shoppes, Inc. included in its Annual Report (Form 10-K) for the year ended January 29, 1994, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
October 21, 1994